Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-122801) pertaining to the Smith & Nephew 2004 Executive Share Option Scheme

2.	Registration Statement (Form S-8 No. 333-122801) pertaining to the Smith & Nephew 2004 Performance Share Plan

3.	Registration Statement (Form S-8 No. 333-122801) pertaining to the Smith & Nephew 2004 Co-investment Plan

4.	Registration Statement (Form S-8 No. 333-13694) pertaining to the Smith & Nephew 2001 US Share Plan

5.	Registration Statement (Form S-8 No. 333-12052) pertaining to the Smith & Nephew U.S. Employee Stock Purchase Plan

6.	Registration Statement (Form S-8 No. 33-39814) pertaining to the Smith & Nephew Long Service Award Scheme

7.	Registration Statement (Form S-8 No. 333-155173) pertaining to the Smith & Nephew 2001 US Share Plan

8.	Registration Statement (Form S-8 No. 333-155172) pertaining to the Smith & Nephew 2004 Performance Share Plan

9.	Registration Statement (Form S-8 No. 333-158239) pertaining to the Smith & Nephew plc Deferred Bonus Plan

10.	Registration Statement (Form S-8 No. 333-168544) pertaining to the Smith & Nephew Global Share Plan 2010 of our reports dated February 22, 2012, with respect to the consolidated financial statements of Smith & Nephew plc, and the effectiveness of internal control over financial reporting of Smith & Nephew plc, included in the Annual Report (Form 20-F) for the year ended December 31, 2011.

/s/ Ernst & Young LLP
Ernst & Young LLP
London, England
March 1, 2012